Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Biotech Acquisition Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title(1)	Fee Calculation Rule(3)	Amount Being Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock(2) (3)	457(f)(1)	32,250,000	$9.83(4)	$317,017,500	0.0000927	$29,387.52
Equity	Redeemable Warrants(2)(5)	457(f)(1)	17,500,000	$0.21(6)	$3,675,000	0.0000927	$340.67
Equity	Common Stock(2)(7)	457(f)(2)	58,298,487	$0.0001(8)	$1,943.28	0.0000927	$0.18

	Total Offering Amounts				$320,694,443		$29,728.37
	Total Fees Previously Paid
	Net Fee Due						$29,728.37

(1)	Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Biotech Acquisition Company, a Cayman Islands exempted company (“BAC” or the “Registrant”), intends to effect a deregistration under Article 206 of the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which BAC’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by BAC (after the Domestication), the continuing entity following the Domestication, which will be renamed “Blade Biotherapeutics, Inc.” (“Blade Biotherapeutics”), as further described in the proxy statement/prospectus. As used herein, “Blade Biotherapeutics” refers to BAC after the Domestication, including after such change of name.

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares being registered represents: (a) the number of Class A ordinary shares of BAC that were registered by BAC pursuant to its Registration Statement on Form S-1, as amended (No. 333-251834) (the “Initial Public Offering Registration Statement”), and offered by BAC in its initial public offering (the “BAC public shares”), (b) the number of Class B ordinary shares of BAC (“BAC Class B ordinary shares”) outstanding immediately prior to the Domestication. In the Domestication, the BAC public shares and BAC Class B ordinary shares will automatically be converted by operation of law into shares of common stock of Blade Biotherapeutics (“Blade Biotherapeutics public shares”), on a one-for-one basis, and (c) 3,500,000 shares of Blade Biotherapeutics common stock that may be issued upon achievement of certain milestones as further described in the proxy statement/prospectus.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of BAC (the company to be renamed Blade Biotherapeutics following the Domestication) on Nasdaq on March 10, 2022 ($9.83 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is made in accordance with Rule 457(f)(1) of the Securities Act.

(5)	The number of redeemable warrants to acquire shares of BAC common stock being registered represents (a) the number of redeemable warrants to acquire Class A ordinary shares of BAC that were registered by BAC pursuant to the Initial Public Offering Registration Statement referenced in note (3) above and offered by BAC in its initial public offering (the “BAC public warrants”) and (b) the number of warrants to acquire Class A ordinary shares of BAC that were issued in the private placement transaction consummated in connection with BAC’s initial public offering. In the Domestication, the BAC public warrants will automatically be converted by operation of law into redeemable warrants to acquire shares of common stock of Blade Biotherapeutics (“Blade Biotherapeutics public warrants”) on a one-for-one basis. The number of Blade Biotherapeutics public shares receivable upon exercise of Blade Biotherapeutics public warrants will be the same as the number of BAC public shares receivable upon exercise of BAC public warrants.

(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of BAC (the company to which Blade Biotherapeutics will succeed following the Domestication) on Nasdaq on March 10, 2022 ($ 0.21 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)	The number of shares of BAC common stock being registered represents the sum of (a) 26,852,039 shares of common stock to be issued in connection with the Merger described herein (excluding shares of common stock issued to current stockholders of Blade Therapeutics, Inc. (“Blade”) who already voted in favor of the Merger as described in the proxy statement/prospectus), and (b) 31,446,448 shares of common stock reserved for issuance upon the exercise of options to purchase Blade common stock outstanding as of November 8, 2021 and that may be issued after such date pursuant to the terms of the Merger Agreement described herein, which will convert into options to purchase shares of Blade Biotherapeutics’ common stock in accordance with the terms of the Merger Agreement described herein.

(8)	Blade Therapeutics, Inc. is a private company. No market exists for its securities and it has an accumulated deficit. In accordance with Rule 457(f)(2), the registration fee payable is calculated on the basis of the book value of the Blade Therapeutics, Inc. equity securities which is $0.0001 as of March 10, 2022. Accordingly, the Proposed Maximum Aggregate Offering Price with respect to the shares acquired by BAC in exchange for the common stock is one-third of the aggregate par value per share ($0.0001) of Blade Therapeutics, Inc.